PERMANENT PORTFOLIO FAMILY OF FUNDS, INC.
                               PERMANENT PORTFOLIO
                  SCHEDULE OF CALCULATIONS OF PERFORMANCE DATA


       n
P (1+T)  = ERV

P = initial  investment in shares
T = average  annual total return
n = number of days
ERV = ending redeemable value

Average annual total return for 1 year ended January 31, 1999:

       n
P (1+T)  = ERV

           1
1,000 (1+T)  = 1,024.24

1+T = 1.02424

T = 2.42%

Average annual total return for 5 years ended January 31, 1999:

       n
P (1+T)  = ERV

           5
1,000 (1+T)  = 1,224.44

             1/5
1+T = 1.22444

1+T = 1.04133

T = 4.13%

Average annual total return for 10 years ended January 31, 1999:

       n
P (1+T)  = ERV

           10
1,000 (1+T)   = 1,616.46

             1/10
1+T = 1.61646

1+T = 1.04920

T = 4.92%

Average annual total return for 15 years ended January 31, 1999:

       n
P (1+T)  = ERV

           15
1,000 (1+T)   = 2,064.86

             1/15
1+T = 2.06486

1+T = 1.04952

T = 4.95%

Average annual total return for 16 years, 62-days ended January 31, 1999:

       n
P (1+T)  = ERV

           16.1699
1,000 (1+T)        = 2,162.45

   1/16.1699
1+T          = 2.16245

1+T = 1.04885

T = 4.89%

                   PERMANENT PORTFOLIO FAMILY OF FUNDS, INC.
                               TREASURY BILL PORTFOLIO
                  SCHEDULE OF CALCULATIONS OF PERFORMANCE DATA


       n
P (1+T)  = ERV

P = initial  investment in shares
T = average  annual total return
n = number of days
ERV = ending redeemable value

Average annual total return for 1 year ended January 31, 1999:

       n
P (1+T)  = ERV

           1
1,000 (1+T)  = 1,040.37

1+T = 1.04037

T = 4.04%

Average annual total return for 5 years ended January 31, 1999:

       n
P (1+T)  = ERV

           5
1,000 (1+T)  = 1,222.74

             1/5
1+T = 1.22274

1+T = 1.04104

T = 4.10%

Average annual total return for 10 years ended January 31, 1999:

       n
P (1+T)  = ERV

           10
1,000 (1+T)   = 1,555.99

             1/10
1+T = 1.55599

1+T = 1.04520

T = 4.52%

Average annual total return for 11 years, 250-days ended January 31, 1999:

       n
P (1+T)  = ERV

           11.6849
1,000 (1+T)        = 1,704.46

   1/11.6849
1+T          = 1.70446

1+T = 1.04669

T = 4.67%

                    PERMANENT PORTFOLIO FAMILY OF FUNDS, INC.
                             TREASURY BILL PORTFOLIO
                  SCHEDULE OF CALCULATIONS OF PERFORMANCE DATA



Yield for 7 days ended February 1, 1999:

Share price at January 25, 1999 (net of capital gains):       $67.91
Share price at February 1, 1999 (net of capital gains):       $67.97


     (                         )
     (      67.97 - 67.91      )            365
     (      -------------      )     *      ---       =     4.61%
     (          67.91          )             7


Effective yield for 7 days ended February 1, 1999:


              [(                           )  ^   52.14   ]
              [(        67.97 - 67.91      )              ]
              [(  1  +  -------------      )              ] -  1  =   4.71%
              [(            67.91          )              ]

                    PERMANENT PORTFOLIO FAMILY OF FUNDS, INC.
                            VERSATILE BOND PORTFOLIO
                  SCHEDULE OF CALCULATIONS OF PERFORMANCE DATA


       n
P (1+T) = ERV

P = initial  investment in shares
T = average annual total return
n = number of days
ERV = ending redeemable value


Average annual total return for 1 year ended January 31, 1999:

       n
P (1+T)  = ERV

           1
1,000 (1+T)  = 1,045.62

1+T = 1.04562

T = 4.56%


Average annual total return for 5 years ended January 31, 1999:

       n
P (1+T)  = ERV

           5
1,000 (1+T)   = 1,265.75

              1/5
1+T = 1.26575

1+T = 1.04826

T = 4.83%


Average annual total return for 7 years, 127-days ended January 31, 1999:

       n
P (1+T)  = ERV

           7.3479
1,000 (1+T)      = 1,402.15

              1/7.3479
1+T = 1.40215

1+T = 1.04707

T = 4.71%

                   PERMANENT PORTFOLIO FAMILY OF FUNDS, INC.
                            VERSATILE BOND PORTFOLIO
                  SCHEDULE OF CALCULATIONS OF PERFORMANCE DATA



Yield for 30 days ended January 31, 1999:


                            [(                   )  6    ]
    YIELD    =              [(       a-b    + 1  )       ]
                     2      [(      -------      )    -1 ]
                            [(      (c)(d)       )       ]

a = dividends and interest earned during the period

b = expenses accrued for the period (net of reimbursements)

c = the average daily number of shares outstanding during the period that were entitled to receive dividends

d = the maximum offering price per share on the last day of the period

                            [(                                )  6    ]
                            [(      94,897.93-27,409.87  + 1  )       ]
    YIELD    =       2      [(      --------------------      )    -1 ]
                            [(      (410,177.020)(58.83)      )       ]




                            [(                                )  6    ]
                            [(          67,488.06  + 1        )       ]
    YIELD    =       2      [(      -------------             )    -1 ]
                            [(      24,130,714.09             )       ]


                            [(                                )  6    ]
                            [(                                )       ]
    YIELD    =       2      [(      1.00279677                )    -1 ]
                            [(                                )       ]



                            [(                                        ]
                            [(                                        ]
    YIELD    =       2      [(      1.01689839                        ]
                            [(                                        ]


    YIELD    =       3.3797%

                    PERMANENT PORTFOLIO FAMILY OF FUNDS, INC.
                           AGGRESSIVE GROWTH PORTFOLIO
                  SCHEDULE OF CALCULATIONS OF PERFORMANCE DATA


       n
P (1+T)  = ERV

P = initial  payment
T = average  annual  total  return
n = number of days
ERV = ending redeemable value


Average annual total return for 1 year ended January 31, 1999:

       n
P (1+T)  = ERV

           1
1,000 (1+T)  = 1,228.58

1+T = 1.22858

T = 22.86%


Average annual total return for 5 years ended January 31, 1999:

       n
P (1+T)  = ERV

           5
1,000 (1+T) = 2,340.12

             1/5
1+T = 2.34012

1+T = 1.18535

T = 18.54%


Average annual total return for 9 years, 29-days ended January 31, 1999:

       n
P (1+T)  = ERV

           9.079
1,000 (1+T)      = 3,954.62

             1/9.079
1+T = 3.95462

1+T = 1.16349

T = 16.35%